UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

BIO-KEY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 4116
Holmdel, New Jersey 07733
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 359-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 3, 2026, BIO-key International, Inc. (the “Company”) convened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was adjourned until Friday, October 2, 2026 at 10:00 a.m., local time, at the Company’s offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733. All holders of record of the Company’s common stock outstanding as of the close of business on July 15, 2026 were entitled to vote at the Annual Meeting.

At the reconvened Annual Meeting held on October 2, 2026, the Company’s stockholders approved Proposals 1, 2 and 3 set forth below. Each of the proposals is more fully described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2026 (the “Proxy Statement”), and the supplement to the Proxy Statement filed with the SEC on August 24, 2026 (the “Supplement”). A total of 606,778 shares of the Company’s common stock, representing approximately 55.8% of the 1,087,360 shares outstanding and entitled to vote as of the record date, were present in person or represented by proxy, constituting a quorum.

In order to give stockholders more time to consider and vote on Proposal 4, which seeks stockholder approval, for purposes of complying with NASDAQ Listing Rule 5635(d), of the issuance of up to 1,236,668 shares of common stock upon exercise of warrants issued in the Company’s August 10, 2026 warrant inducement transaction, the Company adjourned the Annual Meeting to consider Proposal 4. The polls for Proposals 1, 2 and 3 have been closed and the polls for Proposal 4 remain open. The Company will report the final voting results on Proposal 4 in a subsequent Current Report on Form 8-K.

1.           Proposal to elect the following nominees to serve as members of the Company’s board of directors until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified: Michael W. DePasquale, Wong Kwok Fong (Kelvin), Robert J. Michel, Emmanuel Alia, and Cameron E. Williams. Each of the nominees was elected and the final voting results were as follows:

Name	Votes For	Withheld	Broker Non-Votes

Michael W. DePasquale	187,344	91,053	328,381
Wong Kwok Fong (Kelvin)	189,177	89,220	328,381
Robert J. Michel	189,181	89,216	328,381
Emmanuel Alia	189,037	89,360	328,381
Cameron E. Williams	189,160	89,237	328,381

2.         Proposal to ratify the selection of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proposal was approved and the final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
497,275	107,464	2,039	0

3.          Proposal to approve, on a non-binding and advisory basis, the compensation paid to the Company’s named executive officers.  The proposal was approved and the final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
175,347	100,140	2,910	328,381

Item 8.01. Other Events.

On September 3, 2026, the Company convened the Annual Meeting, which was adjourned until Friday, October 2, 2026 at 10:00 a.m., local time, at the Company’s offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

At the reconvened Annual Meeting held on October 2, 2026, (i) the Company’s stockholders approved Proposals 1, 2 and 3, each as more fully described in the Proxy Statement and the Supplement, and (ii) the Company adjourned the Annual Meeting to give stockholders more time to consider and vote on Proposal 4, as described in Item 5.07 above. The Annual Meeting will be reconvened on Friday, October 30, 2026 at 10:00 a.m., local time, at the Company’s offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

No changes have been made to Proposal 4 and the polls for this proposal will remain open. The polls for the other three proposals were closed. The Company encourages all of its stockholders to read the Proxy Statement, the Supplement, and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov, and to vote in favor of Proposal 4.

The record date for the Annual Meeting remains July 15, 2026. Stockholders who have not voted on Proposal 4 must submit a new proxy by signing, dating and returning the revised proxy card previously mailed with the Supplement, or by following the instructions to vote by Internet or telephone. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

Important Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened on October 30, 2026. In connection with the Annual Meeting, the Company has filed with the SEC the Proxy Statement and the Supplement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE PROPOSAL TO BE VOTED ON. Stockholders may obtain free copies of the Proxy Statement, the Supplement and other relevant documents filed by the Company with the SEC at the SEC's website at www.sec.gov or at the Company's website at www.bio-key.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: October 6, 2026	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer